Exhibit 1.1

Regency Centers, L.P.

$400,000,000 5.00% Notes due 2032

Guaranteed by Regency Centers Corporation

Underwriting Agreement

May 8, 2025

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representative of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC is acting as representative (the “Representative”), an aggregate of $400,000,000 principal amount of its 5.00% Notes due 2032 (the “Securities”). The Securities will be unconditionally guaranteed by the guarantees (the “Guarantees”) of Regency Centers Corporation, a Florida corporation (the “Guarantor”).

1. The Partnership and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File Nos. 333-270763 and 333-270763-01) (the “Initial Registration Statement”) in respect of the Securities and the Guarantees has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to the Representative, became effective upon filing; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representative); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(b) hereof) is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities and the Guarantees, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual or special report of the Partnership or the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) For the purposes of this Agreement, the “Applicable Time” is 1:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and each Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representative expressly for use therein;

(c) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II(b) hereto;

(d) The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representative expressly for use therein;

(e) The financial statements (including the related notes thereto) of each of (i) the Guarantor and its consolidated subsidiaries, the Partnership and its consolidated subsidiaries, in each case included or incorporated by reference in the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of each of the Guarantor and its consolidated subsidiaries, the Partnership and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Guarantor and its consolidated subsidiaries, the Partnership and its consolidated subsidiaries, and presents fairly the information shown thereby; any pro forma financial information and the related notes thereto included or incorporated by reference in the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Prospectus and the Prospectus; and the interactive data in eXtensible Business Reporting Language furnished by the Partnership and the Guarantor to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(f) Neither the Guarantor nor any of its subsidiaries (including the Partnership) has sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Guarantor or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners’ capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) in excess of $40,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any material adverse change in excess of $40,000,000 (in any case, other than transactions that have occurred and have been reported in the Guarantor’s Current Reports on Form 8-K, the repayment of maturing indebtedness or other obligations or amounts borrowed under the revolving loan facility on or after April 1, 2025 in an aggregate principal amount not in excess of $75,000,000), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor or the Partnership on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’

capital or results of operations of the Guarantor and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Pricing Prospectus (other than ordinary course dividends to be paid on the Guarantor’s common stock and preferred stock); and neither the Guarantor nor any of its subsidiaries (including the Partnership) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries taken as a whole;

(g) The Guarantor and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Guarantor and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its subsidiaries (including the Partnership);

(h) The Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Guarantor has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

(i) The Partnership has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; except as set forth on Exhibit A, all of the issued shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit A and for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated pursuant to the Indenture (as hereinafter defined), such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Partnership enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; entitled to the benefits provided by the indenture dated as of December 5, 2001 (the “Base Indenture”) among the Partnership, the Guarantor and U.S. Bank Trust Company, National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of June 5, 2007, the second supplemental indenture dated as of June 2, 2010, the third supplemental indenture dated as of August 17, 2015, the fourth supplemental dated as of January 26, 2017, the fifth supplemental indenture dated March 6, 2019, the sixth supplemental indenture dated as of May 13, 2020, and the seventh supplemental indenture dated as of January 18, 2024, each among the Partnership, the Guarantor and Trustee (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), under which they are to be issued; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantees have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities and the Guarantees will conform, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(l) Prior to the date hereof, neither the Guarantor nor any of its affiliates (including the Partnership) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or the Guarantor in connection with the offering of the Securities and the Guarantees;

(m) The issue and sale of the Securities, the issue of the Guarantees, and the compliance by the Partnership and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or by which the Guarantor or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Partnership) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Guarantor, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Partnership) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantees or the consummation by the Partnership and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(n) Each of the Guarantor and the Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of this Agreement and the consummation by each of them of the transactions contemplated hereby has been duly and validly taken;

(o) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Partnership;

(p) Neither the Guarantor nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, Bylaws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(q) The statements set forth in (i) the Pricing Prospectus and Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the documents referred to therein, and (ii) Exhibit 99.1 to the Partnership’s and Guarantor’s Form 8-K filed on January 6, 2025, under the caption “Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(r) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity, partners’ capital or results of operations of the Guarantor and its subsidiaries (including the Partnership) (“Material Adverse Effect”); and, to the best of the Partnership’s knowledge and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s) The Guarantor has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code (the “Code”), for each of the fiscal years from its inception through the most recently completed fiscal year, and the Guarantor’s present and contemplated organization, ownership, method of operation, assets and income are such that the Guarantor is in a position under present law to so qualify for the current fiscal year and in the future;

(t) The Guarantor and its subsidiaries (including the Partnership) have filed all foreign, federal, state and local tax returns that are required to be filed (taking into account any applicable extensions), except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to by paid by them and any assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which appropriate reserves have been included in the applicable financial statements and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect;

(u) The Guarantor and its subsidiaries (including the Partnership) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Pricing Prospectus and Prospectus, neither the Guarantor nor any of its subsidiaries (including the Partnership) has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(v) No labor disturbance by or dispute with employees of the Guarantor and its subsidiaries (including the Partnership) exists or, to the knowledge of the Guarantor or the Partnership, is contemplated or threatened, and neither the Guarantor nor the Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect;

(w) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Guarantor or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Guarantor or its subsidiaries (including the Partnership); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Guarantor or its subsidiaries (including the Partnership); (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Guarantor or its subsidiaries (including the Partnership); (vi) neither the Guarantor nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Guarantor or its subsidiaries (including the Partnership). None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Guarantor or its subsidiaries (including the Partnership) in the current fiscal year of the Guarantor and its subsidiaries (including the Partnership) compared to the amount of such contributions made in the Guarantor and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year; or (y) a material increase in the Guarantor and its subsidiaries’ (including the Partnership’s) “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Guarantor and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year;

(x) The Guarantor and its subsidiaries (including the Partnership) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Guarantor and its subsidiaries (including the Partnership) have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect;

(y) No relationship, direct or indirect, exists between or among the Guarantor or any of its subsidiaries (including the Partnership), on the one hand, and the directors, officers, stockholders, customers or suppliers of the Guarantor or any of its subsidiaries (including the Partnership), on the other, that is required by the Act to be described in the Pricing Prospectus and Prospectus and is not so described;

(z) (i) The Guarantor and its subsidiaries (including the Partnership) (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any

Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor and its subsidiaries (including the Partnership), except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Prospectus and Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Guarantor and its subsidiaries (including the Partnership) under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Guarantor and its subsidiaries (including the Partnership) are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Guarantor and its subsidiaries (including the Partnership), and (c) none of the Guarantor and its subsidiaries (including the Partnership) anticipates material capital expenditures relating to any Environmental Laws;

(aa) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Guarantor and its subsidiaries (including the Partnership) (or, to the knowledge of the Guarantor and its subsidiaries (including the Partnership), any other entity (including any predecessor) for whose acts or omissions the Guarantor and its subsidiaries (including the Partnership) is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Guarantor and its subsidiaries (including the Partnership), or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability of the Guarantor and its subsidiaries (including the Partnership) under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure;

(bb) Neither the Partnership nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the issuance of the Guarantees, will be an “investment company,” or an entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc) KPMG LLP, who have audited or reviewed, as appropriate, certain financial statements of the Partnership and its subsidiaries and the Guarantor and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(dd) The Guarantor and its subsidiaries (including the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor and the Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor or the Partnership’s respective management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries (including the Partnership) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(ee) The Guarantor and its subsidiaries (including the Partnership) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language furnished by the Guarantor to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Guarantor’s or the Partnership’s internal controls;

(ff) The Guarantor and its subsidiaries (including the Partnership) have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Guarantor and its subsidiaries (including the Partnership) and their respective businesses; and neither the Guarantor nor any of its subsidiaries (including the Partnership) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(gg) Neither the Guarantor nor any of its subsidiaries (including the Partnership) nor any director, officer, or employee of the Guarantor or any of its subsidiaries (including the Partnership) nor, to the knowledge of the Guarantor and the Partnership, any agent, affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries (including the Partnership) has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its subsidiaries (including the Partnership) have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(hh) The operations of the Guarantor and its subsidiaries (including the Partnership) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Guarantor or any of its subsidiaries (including the Partnership) conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Partnership) with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Guarantor or the Partnership, threatened;

(ii) Neither the Guarantor nor any of its subsidiaries (including the Partnership), nor any of the directors, officers or employees of the Guarantor or any of its subsidiaries (including the Partnership), nor, to the knowledge of the Guarantor or the Partnership, any agent, or affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries (including the Partnership) is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries (including the Partnership) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and neither the Guarantor nor any of its subsidiaries (including the Partnership) will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Guarantor and its subsidiaries (including the Partnership) have not knowingly engaged in and are not now knowingly engaged in, and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(jj) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) (x) there has been no security breach or other compromise of or relating to any of the Guarantor’s or its subsidiaries’ (including the Partnership’s) information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Guarantor and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, other than, in the case of this clause (i), any breaches or compromises that are not, individually or in the aggregate, material and as to which the Guarantor or the Partnership does not reasonably expect to make any public disclosure; (ii) the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Guarantor and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(kk) No subsidiary of the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s properties or assets to the Guarantor or any other subsidiary of the Guarantor;

(ll) Neither the Guarantor nor any of its subsidiaries (including the Partnership) is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Guarantor or any of its subsidiaries (including the Partnership) or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(mm) No person has the right to require the Partnership or Guarantor or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(nn) Each financial or operational projection or other forward-looking statement regarding such financial or operation projection (including the assumptions described therein) included in the Pricing Prospectus and Prospectus or incorporated by reference therein from the Partnership’s and the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (in each case, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) (collectively, the “Projections”) (i) are within the coverage of the safe harbor for forward-looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Partnership and the Guarantor with a reasonable basis and in good faith and reflect the Partnership’s and the Guarantor’s good faith best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Partnership, the Guarantor or the Guarantor’s subsidiaries are aware of any business, economic or industry developments inconsistent with the assumptions underlying the Projections;

(oo) Nothing has come to the attention of the Guarantor or the Partnership that has caused the Guarantor or the Partnership to believe that the statistical and market-related data included in the Pricing Prospectus and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(pp) There is and has been no failure on the part of the Guarantor or, to the knowledge of the Guarantor, any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(qq) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act.

2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of 98.654% of the principal amount thereof plus, accrued interest, if any from May 13, 2025, to, but excluding, the Time of Delivery hereunder, the principal amount of the Securities, each as set forth opposite such Underwriter’s name in Schedule I hereto.

3. Upon the authorization by the Representative of the release of the Securities and the Guarantees thereof, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representative at least forty-eight hours in advance (unless postponed in accordance with the provisions of Section 10) or at such other place and time and date as the Representative and the Partnership may agree upon in writing, such time and date being herein called the “Time of Delivery.”

5. The Partnership and the Guarantor jointly and severally agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement after such Time of Delivery and furnish the Representative with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representative and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees; provided, that in connection therewith neither the Partnership nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters in New York City with electronic copies of the Prospectus in such quantities as the Representative may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and issuance of the Guarantees and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representative and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e) During the period beginning with the date hereof and continuing to and including the business day following the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Partnership or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representative;

(f) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(g) During a period of five years from the date of the Prospectus, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to partners of the Partnership or stockholders of the Guarantor, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Partnership or the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Partnership or the Guarantor as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission or to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its partners generally or to the Commission);

(h) The Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of the Securities;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j) If the Partnership and the Guarantor elect to rely upon Rule 462(b), the Partnership and the Guarantor shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership and the Guarantor shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act.

6. The Partnership and the Guarantor jointly and severally covenant and agree that:

(a) other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representative, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b) they have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership and the Guarantor will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representative expressly for use therein.

Each Underwriter represents and agrees that, without the prior consent of the Partnership and the Guarantor, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus and any such free writing prospectus the use of which has been consented to by the Partnership and the Guarantor and the Representative (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto.

7. The Partnership and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Partnership or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s and the Guarantor’s counsel and accountants in connection with the registration of the Securities and the Guarantees under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees; (iii) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by any nationally recognized statistical rating organization for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities and the Guarantees; (vi) the taxes and expenses (including stamp taxes, if any, in connection with the initial issuance of the Securities and the Guarantees) in connection with the preparation, issuance and delivery of the Securities and the Guarantees to the Underwriters, (vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture, the Securities and the Guarantees; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The several obligations of each of the Underwriters shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership and the Guarantor are, at and as of the Time of Delivery of the Securities, true and correct, the condition that the Partnership and the Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representative an opinion and 10b-5 statement, dated the Time of Delivery, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Foley & Lardner LLP, Florida counsel for the Partnership and the Guarantor, shall have furnished to the Representative an opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(d) Latham & Watkins LLP, counsel for the Partnership and the Guarantor, shall have furnished to the Representative an opinion and 10b-5 statement, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery, each of the independent accountants of the Partnership and the Guarantor, who have audited or reviewed, as appropriate, the financial statements of the Guarantor and its subsidiaries and the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representative a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect customarily provided to underwriters, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representative may reasonably request and in form and substance satisfactory to the Representative;

(f) (i) Neither the Guarantor nor any of its subsidiaries (including the Partnership) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) or in the partners’ capital, mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ capital, stockholders’ equity or results of operations of the Guarantor and its subsidiaries (including the Partnership) otherwise than as set forth or contemplated in the Pricing Prospectus or as otherwise disclosed herein, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Partnership’s or the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s or the Guarantor’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Guarantor’s securities on any stock exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change, in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in Clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package, the Prospectus or this Agreement;

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance or sale of the Securities;

(j) The Partnership shall have complied with the provisions of Section 5 hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Partnership and the Guarantor shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Partnership and the Guarantor satisfactory to the Representative as to the accuracy of the representations and warranties of the Partnership and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Partnership and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as the Representative may reasonably request; and

(l) The Representative shall have received on and as of the Time of Delivery, satisfactory evidence of the good standing of the Guarantor and the Partnership in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

9. (a) The Guarantor and the Partnership jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Partnership and the Guarantor against any losses, claims, damages or liabilities to which the Partnership or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by such Underwriter through the Representative expressly for use therein; and will reimburse the Partnership or the Guarantor for any legal or other expenses reasonably incurred by the Partnership or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership or the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership or the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Partnership and the Guarantor under this Section 9 shall be in addition to any liability which the Partnership or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership or the Guarantor and to each person, if any, who controls the Partnership or the Guarantor within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in their discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representative notifies the Partnership that they have so arranged for the purchase of such Securities, or the Partnership notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Partnership shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Partnership as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of all Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Partnership as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. In recognition of the U.S. Special Resolutions Regimes, the Partnership, the Guarantor and each of the Underwriters agree that:

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership or the Guarantor, or any officer or director or controlling person of the Partnership or the Guarantor, and shall survive delivery of and payment for the Securities.

13. If this Agreement shall be terminated pursuant to Section 8(h) or 10 hereof, the Partnership and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership or the Guarantor will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Partnership and the Guarantor shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile or e-mail transmission to you as the Representative at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Partnership or the Guarantor shall be delivered or sent by mail, telex, facsimile or e-mail transmission to the address of the Partnership and the Guarantor set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex, facsimile or e-mail transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership and the Guarantor by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Partnership and the Guarantor and each person who controls the Partnership or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Partnership and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and issuance of Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership and the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or the Guarantor on other matters) or any other obligation to the Partnership or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Partnership and the Guarantor have consulted their own legal and financial advisors to the extent they have deemed appropriate. The Partnership and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or the Guarantor, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Partnership, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each of the Partnership and the Guarantor and each Underwriter irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Partnership and the Guarantor and each Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

22. The Partnership, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, or other transmission method), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,

Regency Centers, L.P.

By:	Regency Centers Corporation, general partner

By	/s/ Lisa Palmer
	Name:	Lisa Palmer
	Title:	President and Chief Executive Officer

Regency Centers Corporation

By	/s/ Lisa Palmer
	Name:	Lisa Palmer
	Title:	President and Chief Executive Officer

Accepted as of the date hereof on behalf of each of the Underwriters:

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$58,000,000
BofA Securities, Inc.	$56,000,000
J.P. Morgan Securities LLC	$56,000,000
TD Securities (USA) LLC	$56,000,000
PNC Capital Markets LLC	$26,000,000
Regions Securities LLC	$26,000,000
U.S. Bancorp Investments, Inc.	$26,000,000
BMO Capital Markets Corp.	$16,000,000
BNY Mellon Capital Markets, LLC	$16,000,000
Mizuho Securities USA LLC	$16,000,000
RBC Capital Markets, LLC	$16,000,000
Scotia Capital (USA) Inc.	$16,000,000
Truist Securities, Inc.	$16,000,000
Total	$400,000,000

SCHEDULE II

(a) Regency Centers, L.P. Pricing Term Sheet filed with the Commission by Regency and the Partnership on May 8, 2025 pursuant to Rule 433 under the Act.

(b) Additional Documents Incorporated by Reference:

None.

Exhibit A

REGENCY CENTERS CORPORATION

Subsidiaries as of April 30, 2025

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	~99.4 ~0.6	% %
Columbia Village District SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	30 70	% %
Columbia Village District, LLC	Delaware	Columbia Village District SPE, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20 80	% %
Columbia Crossroads Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Partners II, LLC	General Partner Limited Partner	1 99	% %
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC Columbia Regency Partners II, LLC	Managing Member Member	1 99	% %
Columbia Julington Village, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20 80	% %
Columbia II Broadway Market, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Burnt Mills Shopping Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Ridgewood, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%
Columbia II Rockridge Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

[1]	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Village Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
GRI-Regency, LLC	Delaware	Global Retail Investors, LLC Regency Centers, L.P.	Member Managing Member	60 40	% %
GRI-Lake Grove, LLC	Delaware	GRI-Regency Lake Grove Member, LLC	Member	100%
GRI-Regency Lake Grove Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Mercer Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Newtown Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Warwick Plaza, LLC	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%
MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%
FW-CA Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW-CA Brea Marketplace Member, LLC	Member	100%
FW CA-Brea Marketplace II, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Managing Member Member	1 99	% %
FW CO-Arapahoe Village, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Cherrywood Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Rockford Road, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Ralston Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Colonial Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Managing Member Member	1 99	% %
FW NJ-Plaza Square, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Greenbriar Town Center, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Festival at Manchester, LLC	Delaware	USRP I, LLC	Member	100%
FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%
FW Parkville Borrower, LLC	Delaware	Parkville Shopping Center, LLC	Member	100%
FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IN-Willow Lake West, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC	General Partner Limited Partner	1 99	% %
FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW VA-Willston Centre II, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW Woodholme GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholme GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %
FW Woodholme Borrower, LLC	Delaware	Woodholme Properties Limited Partnership	Member	100%
Woodholme Properties, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %
FW Southside Marketplace Borrower, LLC	Delaware	Southside Marketplace Limited Partnership	Member	100%
FW Southside Marketplace, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %
FW MD-Greenspring Borrower, LLC	Delaware	Greenspring Associates Limited Partnership	Member	100%
Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	Eastern Shopping Centers I, LLC FW-Reg II Holdings, LLC	Member Member	1 99	% %
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1 99	% %
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1 99	% %
FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1 99	% %
MCW RC III Hilltop Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%
MCW-RD Brentwood Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Bridgeton, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Dardenne Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Kirkwood Commons Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Kirkwood Commons, LLC	Delaware	MCW-RD Kirkwood Commons Member, LLC	Member	100%
RegCal Holding, LLC	Delaware	Regency Centers, L.P.	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%
CAR Apple Valley Land, LLC	Delaware	Regency Centers, L.P.	Member	100%
CAR Calhoun Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	Regency Centers, L.P.	Member	100%
RC FL-Anastasia, LLC (fka MCW-RC FL-Anastasia, LLC)	Delaware	Regency Centers, L.P.	Member	100%
RC FL-Shoppes at 104, LLC (fka MCW-RC FL-Shoppes at 104, LLC)	Delaware	Regency Centers, L.P.	Member	100%
RC GA-Howell Mill, LLC (fka MCW-RC GA-Howell Mill Village, LLC)	Delaware	Regency Centers, LLC	Member	100%
MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%
REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%
FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%
FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%
FL-Westchase Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Westchase Center, LLC	Delaware	FL-Westchase Center Member, LLC	Member	100%
19330 Hawthorne, LLC	Delaware	Regency Centers, L.P.	Member	100%
1C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%
60617 Balboa Mesa, LLC	Delaware	Regency Centers, L.P.	Member	100%
4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	85 15	% %
Alba Village Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Alba Village Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50 50	% %
Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Belmont Chase, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bridges Insurance Company	South Carolina	Regency Centers, L.P.	Shareholder	100%
Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%
Caligo Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
CityLine-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clybourn Commons-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Colonnade Regency, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %
Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
CPGPI Regency Erwin, LLC	Delaware	Regency Centers, L.P. CPGPI Erwin Retail, LLC	Managing Member Member	55 45	% %
Fairfax Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fellsway Associates Holdings Company, LLC	Delaware	Regency Centers, L.P. Charter Fellsway, LLC Charter Fellsway Group, LLC	Member Member Member	75 24 1	% % %
Fellsway Associates, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%
Fellsway Property, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%
Fontainebleau Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway 101, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC Regency Centers, L.P.	General Partner Limited Partner Limited Partner	1 89 10	% % %
Glen Oak Glenview, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza I, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Holly Park Property, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hunters Lake Tampa, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Centers, L.P.	General Partner Limited Partner	0.1 99.9	% %
Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
La Floresta Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%
NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%
Oakshade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Ocala Corners, LLC	Delaware	Regency Centers, L.P.	Member	100%
Parmer Tech Ridge, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%
Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Marinita-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Managing Member Member	Varies
Regency NC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency-Kleban Properties, LLC	Delaware

Regency Centers, L.P.

Brick Walk Associates, LLC

Pine Tree Ventures, LLC

Bright Star, LLC

1261 Post Road Associates, LLC

Kleban Holding Company, LLC

Kleban Holding Company II, LLC

Kleban Fairfield, LLC

Alida Kleban Holding Company, LLC

Sun Realty Associates, LLC

Kleban Development Company

FBW, LLC

			Member Member Member Member Member Member Member Member Member Member Member Member	80.0000 5.1676 1.1789 0.9871 1.3768 2.6451 0.7769 1.1790 0.8306 3.9009 0.4598 1.4973	% % % % % % % % % % % %
R-K Brick Walk I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
R-K Brick Walk IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
Regency Village at Dublin, LLC	Delaware	Regency Centers, L.P.	Member	100%
Sandy Springs Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
SEPR Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Mira Vista Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shoppes on Riverside Jax, LLC	Delaware	Regency Centers, L.P.	Member	100%
Southpark Cinco Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%
Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P.	Member	100%
Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50 50	% %
Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%
Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%
UC Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uncommon, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uptown Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uptown District Regency, LLC	Delaware	Uptown Member, LLC	Member	100%
WFC-Purnell, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %
Willow Festival Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Willow Oaks Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Realty Group, Inc.	Florida	Regency Centers, L.P. Outside Investors	Common Stock Preferred Stock	100 Varies	%
1488-2978 SC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %
Centerplace of Greeley III, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
East San Marco, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100 0	% %
Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5 99.5	% %
NorthGate Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Managing Member Member	Varies
Regency Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Solar II, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Seminole Shoppes, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stonewall Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
US Regency Hasley Canyon Village, LLC	Delaware	Sequoia Reverse AHS, LLC	Member	100%
US Regency Blossom Valley, LLC	Delaware	Parnassus Reverse BB, LLC	Member	100%
US Regency Alden Bridge, LLC	Delaware	Sequoia Reverse AHS, LLC	Member	100%
US Regency Bethany Park Place, LLC	Delaware	Parnassus Reverse BB, LLC	Member	100%
US Regency Shiloh Springs, LLC	Delaware	Sequoia Reverse AHS, LLC	Member	100%
US Regency Willa Springs, LLC	Delaware	Regency Centers, L.P.	Member	100%
US Regency Dunwoody Hall, LLC	Delaware	Hancock Reverse D, LLC	Member	100%
Parnassus Reverse BB, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Hancock Reverse D, LLC	Delaware	Regency Centers, L.P.	Member	100%
Sequoia Reverse AHS, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency I, LLC	Delaware	Regency Centers, L.P.	Member	100%
Mellody Farm, LLC	Delaware	Regency Centers, L.P.	Member	100%
Springwoods Village Stuebner/Regency, LLC	Delaware	Regency Centers, L.P. Spring RRC I, LLC	Managing Member Member	53 47	% %
Spring Stuebner RRC I Inc.	Delaware	Springwoods Village Stuebner/Regency, LLC	Member	100%
Culver Public Market, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency III, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency IV, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency V, LLC	Delaware	Regency Centers, L.P.	Member	100%
2C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%
Klahanie Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Commonwealth Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Commonwealth Regency II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bridgewater Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Midtown East Regency-ITB, LLC	Delaware	Regency Centers, L.P. I.T.B. Holdings, L.L.C.	Member Member	50 50	% %
The Village at Riverstone, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Columbia II Plaza Venezia, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Chimney Rock LQR, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Garden City Park, LLC	Delaware	Regency Centers, L.P.	Member	100%
Pinecrest Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Springing Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Goodwyn, LLC	Delaware	Regency Centers, L.P. Richmond Shopping Center, Inc. and Goodwyn Bros. General Partnership	Managing Member Member	Varies
Indigo Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
5510-5520 Broadway, LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity Asset Investor (Talega) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Bridgemill) LLC	Georgia	Regency Centers, L.P.	Member	100%
Equity One (Copps Hill) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Florida Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Louisiana Portfolio) LLC	Florida	Louisiana Holding LLC	Member	100%
Equity One (Northeast Portfolio) LLC	Massachusetts	Regency Centers, L.P.	Member	100%
Equity One (San Carlos) LLC	Delaware	Equity One (West Coast Portfolio) LLC	Member	100%
Equity One (Sheridan Plaza) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Southeast Portfolio) LLC	Georgia	Regency Centers, L.P.	Member	100%
Equity One (Westbury Plaza) LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity One (West Coast Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Westport) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Westport Village Center) LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity One Realty & Management NE, LLC	Massachusetts	Regency Centers, L.P.	Member	100%
Regency Centers Management, LLC f/k/a Equity One Realty & Management SE, LLC	Georgia	Regency Centers, L.P.	Member	100%
EQY Portfolio Investor (Empire) LLC	Florida	Regency Centers, L.P.	Member	100%
EQY Portfolio Investor (GRI) LLC	Florida	Regency Centers, L.P.	Member	100%
GRI-EQY (Concord) LLC	Delaware	EQY Portfolio Investor (GRI) LLC	Member	100%
Harvard Collection LLC	Delaware	Regency Centers, L.P.	Member	100%
IRT LP, LLC	Georgia	Regency Centers, L.P.	Member	100%
IRT Partners, L.P.	Georgia	Regency Centers, L.P. IRT LP, LLC	General Partner Limited Partner	1 99	% %
Louisiana Holding LLC	Florida	Regency Centers, L.P.	Member	100%
Southbury Spirits Member, LLC	Connecticut	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Southbury Spirits, LLC	Connecticut	Southbury Spirits Member, LLC	Member	100%
IRT Capital II, LLC (formerly IRT Capital Corporation II)	Georgia	Regency Centers, L.P.	Member	100%
DIM Vastgoed N.V.	Netherlands	Regency Centers, L.P.	Member	100%
EQY-CSC, LLC	Delaware	Regency Centers, L.P.	Member	100%
C&C (US) No. 1, Inc.	Delaware	Regency Centers. L.P. Outside Investors	Common Stock Preferred Stock	100 varies	%
C&C Delaware, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%
621 Colorado Associates, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Culver) LLC	Delaware	621 Colorado Associates, LLC	Member	100%
Equity One Realty & Management CA, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%
Equity One (Circle West) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Compo Acres) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Darinor) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Metropolitan) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Post Road) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Ralphs Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Vons Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Marketplace Center, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%
Daly City Serramonte Center, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Serramonte Center Holding Co. LLC	Delaware	Daly City Serramonte Center, LLC	Member	100%
Willows Center Concord, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%
Willows Center Concord, LLC	California	Willows Center Concord, Inc.	Member	100%
G.S. Associates Holding Corp.	Delaware	Equity One Realty & Management CA, Inc.	Common Stock	100%
G.S. Associates Joint Venture 326118	California	Equity One Realty & Management CA, Inc. G.S. Associates Holding Corp.	Partner Partner	99.9 0.1	% %
Escuela Shopping Center, LLC	Delaware	G.S. Associates Joint Venture 326118	Member	100%
Equity One JV Portfolio LLC	Delaware	EQY Portfolio Investor (Empire) LLC New York Common Fund	Managing Member Member	30 70	% %
Equity One JV Sub Riverfront Plaza LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One (Country Walk) LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub CT Path LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Veranda LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Northborough LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Equity One JV Sub Grove LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Sunlake-Equity One LLC	Delaware	Regency Centers, L.P.	Member	100%
EQY Talega LLC	Delaware	Equity Asset Investor (Talega) LLC Regency Centers, L.P.	Member Managing Member	99 1	% %
Talega Village Center JV, LLC	Delaware	EQY Talega LLC Regency Centers, L.P.	Member Managing Member	99 1	% %
Talega Village Center, LLC	Delaware	Talega Village Center JV, LLC	Member	100%
Riverstone Market SWC, LLC	Delaware	Regency Centers, L.P.	Member	100%
Columbia II Metuchen, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Glengary Shoppes LLC	Delaware	DIM Vastgoed, N.V.	Member	100%
Hammocks Town Center LLC	Delaware	DIM Vastgoed, N.V.	Member	100%
Magnolia Shoppes LLC	Delaware	DIM Vastgoed, N.V.	Member	100%
Scripps REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hewlett I Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hewlett II Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Roosevelt Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Rivertowns Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops on Main LQR, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
Block in Ballard II, LLC	Delaware	Block in Ballard II JV, LLC	Member	100%
Block in Ballard II JV, LLC	Delaware	Regency Centers, L.P. 1290 Broadway Lane REIT, LLC	Managing Member Member	49.9 50.1	% %
Block in Ballard I JV, LLC	Delaware	Regency Centers, L.P. Principal Enhanced Property Fund, L.P.	Managing Member Member	49.9 50.1	% %
Block in Ballard, LLC	Delaware	Reflections at the Lake REIT, LLC	Member	100%
Reflections at the Lake REIT, LLC	Delaware	Block in Ballard I JV, LLC	Member	100%
Melrose Market Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
TF REG, LLC	Delaware	Regency Centers, L.P. Outside Investors	Managing Member Members	35 65	% %
New Regency Realty Group, Inc.	Florida	Regency Centers, L.P.	Member	100%
6401 Roosevelt Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Pruneyard Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Old Bridge Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Old Bridge Regency-Village, LLC	Delaware	Old Bridge Regency, LLC Village Old Bridge LLC	Member Member	80 20	% %
Restaurant Ventures, LLC	Delaware	RB Schererville Crossings, LLC	Member	100%
NRRG Net, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Stonewall Regency Lending, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Regency Protective Trust II	Florida	New Regency Realty Group, Inc.	Beneficiary	100%
NRRG Investments I, Inc.	Florida	New Regency Realty Group, Inc.	Common Stock	100%
Regency Kensington Bethesda Member, LLC	Maryland	NRRG Investments I, Inc. Kensington Bethesda Investor, LLC	Member Member	varies
Regency Kensington Bethesda Owner, LLC	Maryland	Regency Kensington Bethesda Member, LLC	Member	100%
Eastfield at Baybrook, LLC	Delaware	Regency Centers, L.P. North Eastfield Grocery, LLC	Member Member	50 50	% %
Eastfield REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Blakeney Crossing Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Blakeney Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Island Village Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Columbia II Naperville Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Long Island Regency Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%
Valley Stream Regency, LLC	Delaware	Long Island Regency Holdings, LLC	Member	100%
Eastport Regency, LLC	Delaware	Long Island Regency Holdings, LLC	Member	100%
Wading River Regency, LLC	Delaware	Long Island Regency Holdings, LLC	Member	100%
East Meadow Regency, LLC	Delaware	Long Island Regency Holdings, LLC	Member	100%
East Meadow Plaza Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Sienna Pkwy Retail, LLC	Delaware	Regency Centers, L.P. Sienna/Johnson North, L.P.	Managing Member Member	75 25	% %
IRPF Jenkintown Baederwood Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Baederwood Fairway, LLC	Delaware	Charter Jenkintown, LLC IRPF Jenkintown Baederwood Member, LLC	Member Member	80 20	% %
RidgeGate Couplet Grocery Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Jordan Ranch Grocer, LLC	Delaware	Regency Centers, L.P. HEB Commercial, LLC	Managing Member Member	50 50	% %
Energy Enterprise Group – JV, LLC	Delaware	GRI-Regency, LLC	Member	100%
Energy Enterprise Group, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Westbard TH Regency, LLC	Delaware	New Regency Realty Group. Inc.	Member	100%
Nohl Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Cheshire Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Columbia II Old Town Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Oakley Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Burlywood Centers, LLC	Delaware	Regency Centers, L.P.	Member	100%
Burlywood Centers X, LLC	Delaware	Regency Centers, L.P.	Member	100%
REB-UB Properties, LLC	Maryland	Hercules Merger Sub, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
UB Solar, Inc.	New Jersey	New Regency Realty Group, Inc.	Member	100%
UB Solar SPE Yorktown, LLC	Delaware	UB Solar, Inc.	Member	100%
Hercules Merger Sub, LLC	Maryland	Regency Centers, L.P.	Member	100%
323 Railroad, LLC	Delaware	REG-UB Properties, LLC	Member	100%
Pompton Lakes Towne Square Urban Renewal Entity, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
Pompton Lakes Towne Square Urban Renewal Entity II (Retail), LLC	New Jersey	REG-UB Properties, LLC	Member	100%
Staples Plaza Self Storage, LLC	Delaware	REG-UB Properties, LLC	Member	100%
The Dock Self Storage, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB 970 High Ridge, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB 1031 Parking, LLC	Connecticut	REG-UB Properties, LLC	Member	100%
UB Bloomfield I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Boonton I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Brewster, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Chestnut, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
UB Danbury, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Darien, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Derby I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Dockside, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Eastchester Plaza, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Fairfield Centre, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Fort Lee I, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
UB Greenwich I, LLC	Connecticut	REG-UB Properties, LLC	Member	100%
UB Greenwich II-OGCC, LLC	Connecticut	REG-UB Properties, LLC	Member	100%
UB Harrison I, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Kinnelon I, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
UB Litchfield, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB McLean, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Midland Park, I, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
UB Midway I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Midway II, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB New City I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB New Milford, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB New Providence, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Newfield Green, LLC	Connecticut	REG-UB Properties, LLC	Member	100%
UB NM Fairfield Plaza, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Passaic I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Pompton Lakes I, LLC	New Jersey	REG-UB Properties, LLC	Member	100%
UB Putnam, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Railside, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Riverhead I, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Riverhead II, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Rye LLC	New York	REG-UB Properties, LLC	Member	100%
UB Shelton Gas Pad, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Shelton Square, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Somers Sub, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Stratford I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Tanglewood, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Waldwick I, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Wyckoff I, LLC	New Jersey	REG-UB Properties, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
UB Yorktown, LLC	Delaware	REG-UB Properties, LLC	Member	100%
UB Stamford, L.P.	Delaware	REG-UB Properties, LLC UB Katonah, LLC	General Partner Limited Partner	98.774 1.226	% %
UB Katonah, LLC	New York	REG-UB Properties, LLC	Member	100%
UB Ironbound, L.P.	Delaware	UB Ironbound GP, LLC REG-UB Properties, LLC	General Partner Limited Partner	84.02 15.98	% %
UB Ironbound GP, LLC	Delaware	REG-UB Properties, LLC	Member	100%
Airport Beverages, Inc.	Connecticut	REG-UB Properties, LLC	Shareholder	100%
Greens Farms Beverages, Inc.	Connecticut	REG-UB Properties, LLC	Shareholder	100%
Ridgeway Beverages, Inc.	Connecticut	REG-UB Properties, LLC	Shareholder	100%
The Dock Wine and Liquors, Inc.	Connecticut	REG-UB Properties, LLC	Shareholder	100%
Veterans Plaza Beverages, Inc.	Connecticut	REG-UB Properties, LLC	Shareholder	100%
UB High Ridge, LLC	Delaware	REG-UB Properties, LLC Various Individuals	Managing Member Other Members	35.45 64.55	% %
UB High Ridge SPE, LLC	Delaware	UB High Ridge, LLC	Member	100%
UB Dumont I, LLC	Delaware	REG-UB Properties, LLC Various Individuals	Managing Member Other Members	54.22 45.78	% %
Midway Shopping Center, L.P.	New York	UB Midway I, LLC UB Midway II, LLC Steinburg Group Various Individuals	General Partner Limited Partner General Partner Limited Partners	9.97 1.83 12.52 75.68	% % % %
McLean Plaza Associates, LLC	New York	UB McLean, LLC CP-700 McLean Avenue LLC JB-700 McLean Avenue LLC	Managing Member Member Member	53.45 24.5 22.05	% % %
UB Orangeburg, LLC	Delaware	REG-UB Properties, LLC JLJ Management Co.	Managing Member Member	44.37 55.63	% %
Riverhead Spirits, Inc.	New York	REG-UB Properties, LLC Lerner Spirits LLC	Shareholder Shareholder	50 50	% %
BDG Sun-Vet, LLC	New York	Regency Centers, L.P. BDG SV Five, LLC	Managing Member	99.2 0.8	% %
Clarendon Regency LQR Holding I, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Clarendon Regency LQR Holding II, LLC	Delaware	Clarendon Regency Holding I, LLC	Member	100%
Clarendon Regency LQR Commons, LLC	Delaware	Clarendon Regency Holding II, LLC	Member	100%
Westbard Square LQR, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Compo Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
WW Associates Member LLC	Delaware	Westbard TH Regency, LLC EYA Westwood Investments LLC	Managing Member Member	83 17	% %
Westwood Associates 2, LLC	Delaware	Westbard TH Regency, LLC	Member	100%
WW Associates Member 2, LLC	Delaware	Regency Centers, L.P.	Member	100%
EGS Division Street, LLC	Delaware	Regency Centers, L.P. Brand Street Properties, LLC	Member Managing Member	70 30	% %
Columbia II University Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Brentwood Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Redlands Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Ellis Village Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Columbia II Armonk Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Seven Pines Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Beaumont Regency AVG, LLC	Delaware	Regency Centers, L.P.	Member	100%